5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Second Quarter Ended June 30, 2021 Operating Results

Three Month Results
•Net revenue was $445.1 million
•Net income was $119.6 million
•Adjusted EBITDA was $213.5 million

Six Month Results

•Net revenue was $815.9 million
•Net income was $157.9 million
•Adjusted EBITDA was $365.9 million

Baton Rouge, LA – August 5, 2021 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2021.

"We are very pleased with our second quarter results, which exceeded our internal expectations. Billboard revenue for the period surpassed revenue for the comparable quarter in 2019, while bookings in the transit and airport business continued to improve. Logos delivered its typical solid performance," Lamar chief executive Sean Reilly said. "Given the momentum we see, we are raising our guidance for full year 2021 diluted AFFO per share to a range of $6.10 to $6.30. In addition, management is recommending to our Board of Directors an increase in the quarterly dividend distribution to $1.00 per share for the third quarter."
Second Quarter Highlights

•Net revenue increased 28.0%
•Adjusted EBITDA increased 60.3%
•Free cash flow increased 85.3%
•Diluted AFFO per share increased 84.2%

Second Quarter Results
Lamar reported net revenues of $445.1 million for the second quarter of 2021 versus $347.7 million for the second quarter of 2020, a 28.0% increase. Operating income for the second quarter of 2021 increased $82.5 million to $149.0 million as compared to $66.5 million for the same period in 2020. Lamar recognized net income of $119.6 million for the second quarter of 2021 as compared to net income of $31.4 million for same period in 2020, an increase of $88.2 million. Net income per diluted share was $1.18 and $0.31 for the three months ended June 30, 2021 and 2020, respectively.

Adjusted EBITDA for the second quarter of 2021 was $213.5 million versus $133.2 million for the second quarter of 2020, an increase of 60.3%.

Cash flow provided by operating activities was $201.9 million for the three months ended June 30, 2021, an increase of $54.2 million as compared to the same period in 2020. Free cash flow for the second quarter of 2021 was $163.3 million as compared to $88.1 million for the same period in 2020, an 85.3% increase.

For the second quarter of 2021, funds from operations, or FFO, was $176.2 million versus $92.1 million for the same period in 2020, an increase of 91.3%. Adjusted funds from operations, or AFFO, for the second quarter of 2021 was $177.8 million compared to $96.1 million for the same period in 2020, an increase of 85.1%. Diluted AFFO per share increased 84.2% to $1.75 for the three months ended June 30, 2021 as compared to $0.95 for the same period in 2020.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the second quarter of 2021 increased 28.9% over acquisition-adjusted net revenue for the second quarter of 2020. Acquisition-adjusted EBITDA for the second quarter of 2021 increased 59.9% as compared to acquisition-adjusted EBITDA for the second quarter of 2020. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2020 period for acquisitions and divestitures for the same time frame as actually owned in the 2021 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Six Month Results

Lamar reported net revenues of $815.9 million for the six months ended June 30, 2021 versus $754.2 million for the six months ended June 30, 2020, an 8.2% increase. Operating income for the six months ended June 30, 2021 increased $74.9 million to $237.9 million as compared to $163.0 million for the same period in 2020. Lamar recognized net income of $157.9 million for the six months ended June 30, 2021 as compared to net income of $71.9 million for the same period in 2020, an increase of $86.0 million. Net income per diluted share was $1.56 and $0.71 for the six months ended June 30, 2021 and 2020, respectively.

Adjusted EBITDA for the six months ended June 30, 2021 was $365.9 million versus $293.0 million for the same period in 2020, an increase of 24.9%.

Cash flow provided by operating activities was $285.3 million for the six months ended June 30, 2021, an increase of $74.6 million as compared to the same period in 2020. Free cash flow for the six months ended June 30, 2021 was $270.7 million as compared to $185.2 million for the same period in 2020, a 46.2% increase.

For the six months ended June 30, 2021, funds from operations, or FFO, was $272.2 million versus $189.7 million for the same period in 2020, an increase of 43.5%. Adjusted funds from operations, or AFFO, for the six months ended June 30, 2021 was $294.5 million compared to $209.3 million for the same period in 2020, an increase of 40.7%. Diluted AFFO per share increased 39.9% to $2.91 for the six months ended June 30, 2021 as compared to $2.08 for the same period in 2020.

Liquidity
As of June 30, 2021, Lamar had $856.8 million in total liquidity that consisted of $735.6 million available for borrowing under its revolving senior credit facility, $52.5 million available under the Accounts Receivable Securitization Program and $68.7 million in cash and cash equivalents. There were no amounts outstanding under the Company’s revolving credit facility and $122.5 million in borrowings outstanding under the Accounts Receivable Securitization Program as of June 30, 2021, respectively.

Recent Developments and COVID-19 Update
On July 12, 2021, Lamar acquired a minority stake in Vistar Media, a leading global provider of programmatic technology for the digital out-of-home sector. Lamar’s investment of $30.0 million will help Vistar strengthen its balance sheet, expand its research and development, and extend its reach into new markets. Lamar will receive a seat on Vistar’s Board of Directors and believes it will benefit from its investment in the next evolution in technology and innovation of our industry.
On July 2, 2021, Lamar Media entered into Amendment No. 1 (the "Amendment"), to the Fourth Amended and Restated Credit Agreement. The Amendment amends the definition of "Subsidiary" to exclude each of Lamar Partnering Sponsor LLC and Lamar Partnering Corporation and any of their subsidiaries (collectively, the “Lamar Partnering Entities”) such that, after the giving effect to the Amendment, none of the Lamar Partnering Entities are subject to the Fourth Amended and Restated Credit Agreement covenants and reporting requirements, but any investment by Lamar Media in any of the Lamar Partnering Entities would be subject to the Fourth Amended and Restated Credit Agreement covenants. The Amendment also amends the definition of “EBITDA” to replace the existing calculation with a net income-based calculation, which excludes the income of non-Subsidiary entities such as the Lamar Partnering Entities, except to the extent that income of such entities is received by Lamar Media in the form of dividends or distributions.

On June 21, 2021, Lamar entered into an equity distribution or At-the-Market Offering agreement (the “ATM agreement”). Under the terms of the ATM Agreement, Lamar may, from time to time, issue and sell shares of its Class A common stock having an aggregate offering price of up to $400.0 million through the sales agents party to the ATM Agreement. The ATM

Agreement replaces a prior equity distribution agreement with substantially similar terms between the Company and certain sales agents, which expired by its terms.

On May 24, 2021, Lamar Media Corp entered into the Fifth Amendment to its $175.0 million Receivable Financing Agreement dated December 18, 2018. The amendment extends the maturity date of the Accounts Receivable Securitization Program to July 21, 2024. Additionally, the amendment decreases the minimum borrowing threshold under the agreement.

Lamar continues to actively monitor the effects of the COVID-19 pandemic on our business, employees and the business of our advertisers. We observed an improvement in our customer activity beginning in June 2020 and through June 2021.

Revised Guidance
We are updating our 2021 guidance issued in May 2021 to reflect our expected continued recovery from the COVID-19 pandemic during 2021. We now expect net income per diluted share for fiscal year 2021 to be between $3.67 and $3.83, with diluted AFFO per share between $6.10 and $6.30. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the COVID-19 pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Thursday, August 5, 2021 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991 or 1-800-338-4880
Passcode:	65248056

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	12503850
Available through Thursday, August 12, 2021 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, August 12, 2021 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 352,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,700 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$445,052	$347,652	$815,933	$754,221
Operating expenses (income)
Direct advertising expenses	140,848	133,023	272,563	282,517
General and administrative expenses	73,219	66,104	143,269	145,612
Corporate expenses	17,469	15,329	34,153	33,079
Stock-based compensation	5,789	2,725	9,464	6,162
Capitalized contract fulfillment costs, net	(400)	1,036	(900)	1,036
Depreciation and amortization	60,622	63,998	121,371	126,311
Gain on disposition of assets	(1,481)	(1,015)	(1,896)	(3,519)
Total operating expense	296,066	281,200	578,024	591,198
Operating income	148,986	66,452	237,909	163,023
Other expense (income)
Loss on extinguishment of debt	—	5	21,604	18,184
Interest income	(182)	(179)	(356)	(369)
Interest expense	26,359	35,437	54,513	71,990
	26,177	35,263	75,761	89,805
Income before income tax expense (benefit)	122,809	31,189	162,148	73,218
Income tax expense (benefit)	3,200	(240)	4,210	1,296
Net income	119,609	31,429	157,938	71,922
Preferred stock dividends	91	91	182	182
Net income applicable to common stock	$119,518	$31,338	$157,756	$71,740
Earnings per share:
Basic earnings per share	$1.18	$0.31	$1.56	$0.71
Diluted earnings per share	$1.18	$0.31	$1.56	$0.71
Weighted average common shares outstanding:
Basic	101,125,855	100,765,681	101,047,295	100,677,510
Diluted	101,328,939	100,861,881	101,239,848	100,818,347
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$213,516	$133,196	$365,948	$293,013
Interest, net	(24,586)	(33,758)	(51,195)	(68,743)
Current tax expense	(437)	(654)	(2,467)	(2,609)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(25,084)	(10,565)	(41,416)	(36,274)
Free cash flow	$163,318	$88,128	$270,688	$185,205

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	June 30, 2021	December 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$68,726	$121,569
Working capital deficit	$(196,583)	$(167,302)
Total assets	$5,715,298	$5,791,441
Total debt, net of deferred financing costs (including current maturities)	$2,783,681	$2,886,516
Total stockholders’ equity	$1,231,605	$1,202,768

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Selected Cash Flow Data:
Cash flows provided by operating activities	$201,939	$147,745	$285,257	$210,677
Cash flows used in investing activities	$46,847	$22,089	$64,670	$57,677
Cash flows used in financing activities	$129,555	$445,542	$273,643	$1,903

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$201,939	$147,745	$285,257	$210,677
Changes in operating assets and liabilities	(11,429)	(44,872)	29,175	18,279
Total capital expenditures	(25,084)	(10,565)	(41,416)	(36,274)
Preferred stock dividends	(91)	(91)	(182)	(182)
Capitalized contract fulfillment costs, net	(400)	1,036	(900)	1,036
Other	(1,617)	(5,125)	(1,246)	(8,331)
Free cash flow	$163,318	$88,128	$270,688	$185,205

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$119,609	$31,429	$157,938	$71,922
Loss on extinguishment of debt	—	5	21,604	18,184
Interest income	(182)	(179)	(356)	(369)
Interest expense	26,359	35,437	54,513	71,990
Income tax expense (benefit)	3,200	(240)	4,210	1,296
Operating income	148,986	66,452	237,909	163,023
Stock-based compensation	5,789	2,725	9,464	6,162
Capitalized contract fulfillment costs, net	(400)	1,036	(900)	1,036
Depreciation and amortization	60,622	63,998	121,371	126,311
Gain on disposition of assets	(1,481)	(1,015)	(1,896)	(3,519)
Adjusted EBITDA	$213,516	$133,196	$365,948	$293,013

Capital expenditure detail by category:
Billboards - traditional	$4,604	$1,503	$7,371	$8,023
Billboards - digital	13,627	5,227	22,701	16,802
Logo	2,644	670	4,567	3,545
Transit	757	289	1,210	1,855
Land and buildings	1,388	1,022	2,362	2,258
Operating equipment	2,064	1,854	3,205	3,791
Total capital expenditures	$25,084	$10,565	$41,416	$36,274

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$445,052	$347,652	28.0%	$815,933	$754,221	8.2%
Acquisitions and divestitures	—	(2,328)		—	(4,729)
Acquisition-adjusted net revenue	$445,052	$345,324	28.9%	$815,933	$749,492	8.9%
Reported direct advertising and G&A expenses(b)	$214,067	$199,127	7.5%	$415,832	$428,129	(2.9)%
Acquisitions and divestitures	—	(2,637)		—	(4,781)
Acquisition-adjusted direct advertising and G&A expenses	$214,067	$196,490	8.9%	$415,832	$423,348	(1.8)%
Outdoor operating income	$230,985	$148,525	55.5%	$400,101	$326,092	22.7%
Acquisition and divestitures	—	309		—	52
Acquisition-adjusted outdoor operating income	$230,985	$148,834	55.2%	$400,101	$326,144	22.7%
Reported corporate expense	$17,469	$15,329	14.0%	$34,153	$33,079	3.2%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$17,469	$15,329	14.0%	$34,153	$33,079	3.2%
Adjusted EBITDA	$213,516	$133,196	60.3%	$365,948	$293,013	24.9%
Acquisitions and divestitures	—	309		—	52
Acquisition-adjusted EBITDA	$213,516	$133,505	59.9%	$365,948	$293,065	24.9%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2020 for acquisitions and divestitures for the same time frame as actually owned in 2021.
(b)    Does not include income of $400 and $900 for the three and six months ended June 30, 2021, respectively, and expense of $1,036 for the three and six months ended June 30, 2020, respectively, related to capitalization contract fulfillment costs, net.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$119,609	$31,429	280.6%	$157,938	$71,922	119.6%
Loss on extinguishment of debt	—	5		21,604	18,184
Interest expense, net	26,177	35,258		54,157	71,621
Income tax expense (benefit)	3,200	(240)		4,210	1,296
Operating income	148,986	66,452	124.2%	237,909	163,023	45.9%
Corporate expenses	17,469	15,329		34,153	33,079
Stock-based compensation	5,789	2,725		9,464	6,162
Capitalized contract fulfillment costs, net	(400)	1,036		(900)	1,036
Depreciation and amortization	60,622	63,998		121,371	126,311
Gain on disposition of assets	(1,481)	(1,015)		(1,896)	(3,519)
Outdoor operating income	$230,985	$148,525	55.5%	$400,101	$326,092	22.7%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$296,066	$281,200	5.3%	$578,024	$591,198	(2.2)%
Gain on disposition of assets	1,481	1,015		1,896	3,519
Depreciation and amortization	(60,622)	(63,998)		(121,371)	(126,311)
Capitalized contract fulfillment costs, net	400	(1,036)		900	(1,036)
Stock-based compensation	(5,789)	(2,725)		(9,464)	(6,162)
Acquisitions and divestitures	—	(2,637)		—	(4,781)
Acquisition-adjusted consolidated expense	$231,536	$211,819	9.3%	$449,985	$456,427	(1.4)%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted Funds from Operations:
Net income	$119,609	$31,429	$157,938	$71,922
Depreciation and amortization related to real estate	57,852	61,089	115,815	120,453
Gain from disposition of real estate assets	(1,412)	(555)	(1,795)	(3,098)
Adjustment for unconsolidated affiliates and non-controlling interest	132	140	285	389
Funds from operations	$176,181	$92,103	$272,243	$189,666
Straight-line expense	954	679	1,729	1,733
Capitalized contract fulfillment costs, net	(400)	1,036	(900)	1,036
Stock-based compensation expense	5,789	2,725	9,464	6,162
Non-cash portion of tax provision	2,763	(894)	1,743	(1,313)
Non-real estate related depreciation and amortization	2,770	2,909	5,556	5,858
Amortization of deferred financing costs	1,591	1,500	2,962	2,878
Loss on extinguishment of debt	—	5	21,604	18,184
Capitalized expenditures-maintenance	(11,699)	(3,863)	(19,603)	(14,492)
Adjustment for unconsolidated affiliates and non-controlling interest	(132)	(140)	(285)	(389)
Adjusted funds from operations	$177,817	$96,060	$294,513	$209,323
Divided by weighted average diluted common shares outstanding	101,328,939	100,861,881	101,239,848	100,818,347
Diluted AFFO per share	$1.75	$0.95	$2.91	$2.08

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2021 Adjusted Funds From Operations:

	Year ended December 31, 2021
	Low	High
Net income	$373,050	$389,050
Depreciation and amortization related to real estate	236,000	236,000
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	700	700
Funds From Operations	$603,750	$619,750
Straight-line expense	3,500	3,500
Capitalized contract fulfillment costs, net	(900)	(1,900)
Stock-based compensation expense	30,000	35,000
Non-cash portion of tax provision	750	750
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,000	6,000
Loss on extinguishment of debt	21,600	21,600
Capitalized expenditures—maintenance	(56,000)	(56,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(700)	(700)
Adjusted Funds From Operations	$620,000	$640,000
Weighted average diluted shares outstanding	101,600,000	101,600,000
Diluted earnings per share	$3.67	$3.83
Diluted AFFO per share	$6.10	$6.30

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of August 2021. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.